UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 6, 2014

CROSSTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50536	52-2235832
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS RD. DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 7, 2014, Crosstex Energy, Inc. (the “Corporation”) and Devon Energy Corporation (“Devon”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated as of October 21, 2013 (the “Merger Agreement”), among the Corporation, Devon, EnLink Midstream, LLC (formerly known as New Public Rangers, L.L.C.) (“EnLink Midstream”), Acacia Natural Gas Corp I, Inc., formerly a wholly-owned subsidiary of Devon (“New Acacia”), and certain other wholly-owned subsidiaries of Devon pursuant to which the Corporation and New Acacia each became wholly-owned subsidiaries of EnLink Midstream (collectively, the “Mergers”).  Also on March 7, 2014, EnLink Midstream Partners, LP (formerly known as Crosstex Energy, L.P.) (the “Partnership”), in which the Corporation owns an approximate 7% limited partner interest and directly owns all of the issued and outstanding equity of EnLink Midstream GP, LLC (formerly known as Crosstex Energy GP, LLC), the general partner of the Partnership (the “General Partner”), consummated the transactions contemplated by the Contribution Agreement, dated as of October 21, 2013 (the “Contribution Agreement”), among the Partnership, EnLink Midstream Operating, LP (formerly known as Crosstex Energy Services, L.P.), a wholly-owned subsidiary of the Partnership (“EnLink Midstream Operating”), Devon and certain of Devon’s wholly-owned subsidiaries.

Item 1.01.                                        Entry into a Material Definitive Agreement.

In connection with the closing of the transactions contemplated by the Contribution Agreement (the “Contribution Closing”) on March 7, 2014, the Corporation, the Partnership and EnLink Midstream entered into a Preferential Rights Agreement (the “Preferential Rights Agreement”) pursuant to which EnLink Midstream and the Corporation granted the Partnership a right of first refusal for a 10-year period with respect to (i) the Corporation’s interests in E2 Appalachian Compression, LLC, a services company, and E2 Energy Services, LLC, a services company and the manager of E2 Appalachian Compression, LLC, and (ii) the 50% interest in Access Pipeline Inc., a pipeline transportation company, held by Devon, to the extent EnLink Midstream in the future obtains such interest pursuant to a first offer agreement (the “First Offer Agreement”) that was entered into between Devon and EnLink Midstream at the closing of the Mergers.  In addition, if EnLink Midstream has the opportunity to exercise its right of first offer pursuant to the First Offer Agreement but determines not to exercise such right, it will be required to assign such right to the Partnership.

The foregoing description of the Preferential Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Preferential Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 1.02.             Termination of a Material Definitive Agreement.

Termination of Margin Loan Facility

In connection with the Contribution Closing and the concurrent closing of the Mergers, on March 7, 2014, XTXI Capital, LLC, a wholly-owned subsidiary of the Corporation (“XTXI

Capital”), terminated the Credit Agreement, dated as of March 5, 2013, as amended to date (the “Margin Loan Facility”), by and among XTXI Capital, Citibank, N.A., as Administrative Agent, Collateral Agent and a lender, and the other lenders party thereto.  The termination of the Margin Loan Facility was a condition to the closing of, and EnLink Midstream’s ability to borrow funds and obtain letters of credit under, the Credit Agreement, dated as of March 7, 2014 (the “EnLink Midstream Credit Agreement”), with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer thereunder, Citibank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, Royal Bank of Canada and Bank of Montreal, as Co-Documentation Agents, and the other lenders party thereto.  EnLink Midstream used borrowings under the EnLink Midstream Credit Agreement to repay the outstanding borrowings under the Margin Loan Facility.  Immediately following the termination of the Margin Loan Facility, on March 7, 2014, XTXI Capital merged with and into the Corporation.

Termination of Obligations under Omnibus Agreement

As a result of the closing of the Mergers, the Corporation experienced a Change of Control, as defined by the Omnibus Agreement, dated as of December 17, 2002 (the “Omnibus Agreement”), among the Partnership, the Corporation, the General Partner and the other parties thereto.  Pursuant to the terms of the Omnibus Agreement and as a result of such Change of Control, on March 7, 2014, the Corporation delivered to the Partnership a notice of termination of Article II of the Omnibus Agreement, which governed the Corporation’s obligation not to compete with the Partnership in the business of gathering, transmitting, treating, processing, storing and marketing of natural gas and the transportation, fractionation, storing and marketing of natural gas liquids unless it first offered the Partnership the opportunity to engage in the activity or acquire the business.  Article II of the Omnibus Agreement was the only remaining operative provision under such agreement.

Item 2.01.             Completion of Acquisition or Disposition of Assets.

On March 7, 2014, pursuant to the Merger Agreement, a wholly-owned subsidiary of EnLink Midstream was merged with and into New Acacia and a wholly-owned subsidiary of EnLink Midstream was merged with and into the Corporation, with each of New Acacia and the Corporation surviving as wholly-owned subsidiaries of EnLink Midstream.

Item 5.01.             Changes in Control of Registrant.

Upon the Closing, on March 7, 2014, the Corporation became a wholly-owned subsidiary of EnLink Midstream and Devon, through its control of EnLink Midstream, acquired control of the Corporation.  Devon, through its wholly-owned subsidiary, holds an approximate 70% interest in EnLink Midstream and also owns the managing member of EnLink Midstream.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations and Appointments

In anticipation of the closing of the Mergers, on March 6, 2014, James C. Crain, Leldon E. Echols, Bryan H. Lawrence, Cecil E. Martin, Jr. and Robert F. Murchison each tendered his resignation from the Board of Directors (the “Board”) of the Corporation effective as of the Closing.  Barry E. Davis will continue to serve on the Board.

Additionally, on March 7, 2014, Barry E. Davis, as the sole remaining director of the Corporation, fixed the size of the Board at three members and appointed Joe A. Davis and Michael J. Garberding to fill the vacant directorships.  Biographical information for Joe A. Davis and Michael J. Garberding is included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013.

Executive Officer Resignation and Consulting Agreement

Effective March 7, 2014, William W. Davis resigned from the position of Executive Vice President and Chief Operating Officer of the Corporation.  In connection with his resignation, Mr. Davis  entered into a Consulting Services Agreement (the “Consulting Agreement”) with EnLink Midstream Operating.  Pursuant to the Consulting Agreement, Mr. Davis will perform consultation, project management services and related leadership activities for EnLink Midstream Operating until April 7, 2014.  In consideration for such services, EnLink Midstream Operating will pay Mr. Davis $100,000 and all reasonable expenses incurred by Mr. Davis for travel.

The Consulting Agreement contains other terms and conditions customary for an agreement of its nature.  The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement which is attached as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Item 5.07.                                        Submission of a Vote to Security Holders.

On March 7, 2014, the Corporation held a special meeting (the “Special Meeting”) of its stockholders to, among other things, consider and vote upon a proposal to adopt the Merger Agreement.  At the Special Meeting, the Corporation’s stockholders voted to adopt the Merger Agreement.  The Corporation’s stockholders also voted to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement.  In addition, the Corporation’s stockholders voted to approve, on an advisory (non-binding) basis, a resolution regarding the compensation that will or may be paid by the Corporation to its named executive officers in connection with certain transactions contemplated by the Merger Agreement.

The final voting results for each matters submitted to a vote of the Corporation’s stockholders at the Special Meeting are as follows:

Proposal 1 (adoption of the Merger Agreement):

FOR	39,947,969

AGAINST	26,535

ABSTAIN	12,581

BROKER NON-VOTES	226,685

Proposal 2 (to adjourn the Special Meeting, if necessary or appropriate):

FOR	38,072,552

AGAINST	2,126,555

ABSTAIN	14,661

BROKER NON-VOTES	0

Proposal 3 (approval of the advisory (non-binding) resolution):

FOR	36,597,889

AGAINST	3,290,606

ABSTAIN	98,580

BROKER NON-VOTES	226,695

Item 8.01.                                        Other Events.

In connection with the Contribution Closing and the concurrent closing of the Mergers, the Corporation terminated the Amended and Restated Long-Term Incentive Plan, effective as of September 6, 2006, under which the Corporation had granted stock option awards and restricted stock awards to employees, directors and consultants of the Corporation.

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—

Preferential Rights Agreement, dated as of March 7, 2014, by and among Crosstex Energy, Inc., Crosstex Energy, L.P. and EnLink Midstream, LLC (incorporated by reference to Exhibit 10.1 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).

10.2	—

Consulting Services Agreement, dated as of March 7, 2014, by and between William W. Davis and EnLink Midstream Operating, LP (incorporated by reference to Exhibit 10.7 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, INC.

Date: March 11, 2014	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—

Preferential Rights Agreement, dated as of March 7, 2014, by and among Crosstex Energy, Inc., Crosstex Energy, L.P. and EnLink Midstream, LLC (incorporated by reference to Exhibit 10.1 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).

10.2	—

Consulting Services Agreement, dated as of March 7, 2014, by and between William W. Davis and EnLink Midstream Operating, LP (incorporated by reference to Exhibit 10.7 to EnLink Midstream Partners, LP’s Current Report on Form 8-K dated March 6, 2014, filed with the Commission on March 11, 2014).